Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of The Graystone Company, Inc. for the period from the date of inception on May 27, 2010 to December 31, 2010 then ended of our reports dated January 21, 2011 included in its Registration Statement on Form S-1 dated January 27, 2011 relating to the financial statements for the period from the date of inception on May 27, 2010 to December 31, 2010 listed in the accompanying index.

/s/ Collie Accountancy
Auditor

Newport Beach, CA
City, State
January 27, 2011
Date